Exhbit 5.1
May 28, 2020
Virtusa Corporation
2000 West Park Drive
Westborough, Massachusetts 01581
Re:   Securities Registered under Registration Statement on Form S-3
We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-           ) (as amended or supplemented, the “Registration Statement”) filed on May 28, 2020 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the proposed offer and resale by selling stockholders (the “Selling Stockholders”) of Virtusa Corporation, a Delaware corporation (the “Company”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of shares (the “Selling Stockholder Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). It is understood that the opinions set forth below are to be used only in connection with the offer and resale by the Selling Stockholders of the Common Stock while the Registration Statement is in effect. The Registration Statement provides that the Common Stock may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.
We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. For purposes of the opinion set forth below, we have assumed that before the Selling Stockholder Shares are issued the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares of Common Stock authorized under the Company’s certificate of incorporation is less than the number of Selling Stockholder Shares.
The opinion set forth below is limited to the Delaware General Corporation Law.
Based on the foregoing, we are of the opinion that the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.
We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP